Exhibit 99.2

RIPTIDE SOFTWARE, INC.

FINANCIAL REPORT

DECEMBER 31, 2006

C O N T E N T S

Page
INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS
Balance sheets	2
Statements of operations	3
Statements of stockholders’ equity	4
Statements of cash flows	5
Notes to financial statements	6 – 11

Osburn, Henning and Company

CERTIFIED PUBLIC ACCOUNTANTS, P.A.

INDEPENDENT AUDITORS’ REPORT

March 20, 2007

To the Board of Directors

Riptide Software, Inc.

Orlando, Florida

We have audited the accompanying balance sheets of Riptide Software, Inc. as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Riptide Software, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

617 East Colonial Drive, Orlando, Florida  32803

RIPTIDE SOFTWARE, INC.

BALANCE SHEETS

December 31, 2006 and 2005

	2006	2005
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$38,997	$160,696
Accounts receivable	2,752,770	1,476,952
Prepaid expenses	9,751	10,323
Refundable income taxes	33,750	10,500
Total current assets	2,835,268	1,658,471

EQUIPMENT
Office furniture and equipment	47,861	47,861
Computer equipment	319,312	283,398
Transportation equipment	87,264	87,264
	454,437	418,523
Less accumulated depreciation	198,825	142,050
	255,612	276,473
OTHER ASSETS
Deposits	3,927	3,927
Note receivable	43,322	—
	47,249	3,927

	$3,138,129	$1,938,871

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$174,300	$59,604
Accrued compensation	504,231	292,369
Retirement plan payable	121,032	109,112
Customer deposit	75,000	—
Deferred income taxes, current portion	233,000	313,000
Total current liabilities	1,107,563	774,085

DEFERRED INCOME TAXES, long-term portion	597,000	51,000

COMMITMENTS AND CONTINGENCIES (Notes 8 and 9)

STOCKHOLDERS’ EQUITY
Common stock, $.001 par value; authorized 10,000,000 shares; issued and outstanding 760,000 shares	760	760
Additional paid-in capital	367,790	367,790
Retained earnings	1,065,016	745,236
Total stockholders’ equity	1,433,566	1,113,786

	$3,138,129	$1,938,871

The Notes to Financial Statements are an integral part of these statements.

RIPTIDE SOFTWARE, INC.

STATEMENTS OF OPERATIONS

Years Ended December 31, 2006 and 2005

	2006	2005

REVENUE	$7,712,040	$5,946,196

OPERATING EXPENSES
Salaries and bonuses	4,895,285	4,191,115
CMMI level 3 certification expense including salaries of $110,142	168,488	—
Depreciation	85,360	70,009
Education	5,861	39,809
Insurance	230,961	194,434
Miscellaneous	86,752	67,689
Office supplies and postage	59,944	51,758
Outside services	355,828	31,024
Payroll and other taxes	367,024	244,530
Professional fees	45,378	15,000
Rent	200,469	157,514
Retirement plan	105,742	96,758
Telephone	18,065	22,181
Travel and entertainment	193,660	207,762
	6,818,817	5,389,583

Operating income	893,223	556,613

Non-operating income – Interest	6,557	6,010

Income before income taxes	899,780	562,623

Income taxes	466,000	159,000

Net income	$433,780	$403,623

The Notes to Financial Statements are an integral part of these statements.

RIPTIDE SOFTWARE, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

Years Ended December 31, 2006 and 2005

	Common Stock	Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Equity

Balance, January 1, 2005	$740	$357,810	$432,813	$791,363

Issuance of 20,000 shares	20	9,980	—	10,000

Dividends paid	—	—	(91,200)	(91,200)

Net income	—	—	403,623	403,623

Balance, December 31, 2005	760	367,790	745,236	1,113,786

Dividends paid	—	—	(114,000)	(114,000)

Net income	—	—	433,780	433,780

Balance, December 31, 2006	$760	$367,790	$1,065,016	$1,433,566

The Notes to Financial Statements are an integral part of these statements.

RIPTIDE SOFTWARE, INC.

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2006 and 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers	$6,467,900	$5,279,233
Cash paid to suppliers and employees	(6,390,948)	(5,131,616)
Interest received	6,557	6,010
Income tax refunds received	6,750	—
Income taxes paid	(30,000)	—
Net cash provided by operating activities	60,259	153,627

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(67,958)	(161,664)
Proceeds from disposal of equipment	—	30,950
Net cash (used in) investing activities	(67,958)	(130,714)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(114,000)	(91,200)
Proceeds from issuance of common stock	—	10,000
Net cash (used in) financing activities	(114,000)	(81,200)

NET (DECREASE) IN CASH AND CASH EQUIVALENTS	(121,699)	(58,287)

CASH AND CASH EQUIVALENTS, BEGINNING	160,696	218,983

CASH AND CASH EQUIVALENTS, ENDING	$38,997	$160,696

RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
Net income	$433,780	$403,623
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	85,360	70,009
Loss on disposal of equipment	3,459	6,437
(Increase) in accounts receivable and note receivable	(1,319,140)	(666,963)
Decrease (increase) in prepaid expenses	572	(3,514)
(Increase) in refundable income taxes	(23,250)	—
Increase in accounts payable	114,696	40,683
Increase in accrued compensation	211,862	112,259
Increase in retirement plan payable	11,920	32,093
Increase in customer deposit	75,000	—
Increase in deferred income taxes	466,000	159,000
Net cash provided by operating activities	$60,259	$153,627

The Notes to Financial Statements are an integral part of these statements.

RIPTIDE SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1.                                 Nature of Business and Significant Accounting Policies

Nature of Business:

Riptide Software, Inc. (the Company) is primarily comprised of software engineering, development and programming professionals who provide custom software development services for customers in several different sectors in the Central Florida area.

The Company specializes in developing large scale distributed software systems using object oriented analysis and design in UML, with implementations primarily using Java.  The Company prides itself in the delivery of complete software solutions to its customers, providing higher quality and higher return on investment than standard commercial off-the-shelf products.

Significant Accounting Policies:

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those reported.

Revenue recognition:

Substantially all of the Company’s revenues are generated from “time and material” contracts where the Company bills its customers for time and material at agreed-upon rates.  If a project entails more hours than originally budgeted in the contract, the Company is usually given a change order providing for additional time and compensation for the Company to complete the project.  Accordingly, the Company recognizes revenue as services are performed.

Cash and cash equivalents

The Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents.

The Company’s checking and interest bearing accounts, at certain times, exceed the FDIC $100,000 per customer insured limit.

Accounts receivable:

Accounts receivable are stated at net realizable value. Concentrations of credit risk related to accounts receivable is mitigated by account monitoring procedures regularly performed by management.  In determining an allowance for doubtful accounts, management makes a judgmental determination based on an evaluation of the facts and circumstances related to each customer’s account.

Equipment:

Equipment is recorded at cost and depreciated over the estimated useful lives of the assets using the straight-line method.

Income taxes:

The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to temporary differences between the financial statement carrying amount of assets and liabilities and their respective tax bases (the “liability method”).

Stock options:

The Company has a stock option plan for its employees, as more fully described in Note 8 to these financial statements.  Information with respect to the accounting for stock options granted under this plan follows.

Prior to 2006, the Company’s stock options were accounted for, as permitted, under the provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123).  Under these standards, stock-based employee compensation cost was not recognized in the Company’s earnings, but rather only disclosed in the footnotes in the form of pro forma information.

Stock options:

In December 2004, the Financial Accounting Standards Board revised SFAS 123 through issuance of SFAS 123(R), Shared-Based Payment, which became effective for the Company beginning in 2006.  The revised statement requires the use of a fair value method to determine compensation attributable to share-based payments, and further requires that such compensation be included as an expense in the statement of operations.

The fair value of options granted under the plan is estimated on the date of grant, using the Black-Scholes option pricing model, assuming no volatility, minimal dividends and average lives and exercise probability by option class.

Note 2.                                 Major Customers

The Company earned a significant amount of its revenue from three customers during the year ended December 31, 2006.  Revenue from these customers (A, B and C) amounted to approximately 30%, 20% and 12%, respectively, of total revenue.  At December 31, 2006, amounts due from these customers included in accounts receivable were $1,089,526, $647,870 and $134,139, respectively.

The Company earned a significant amount of its revenue from two customers during the year ended December 31, 2005.  Revenue from these customers (C and A) amounted to approximately 39% and 22%, respectively, of total revenue.  At December 31, 2005, amounts due from these customers included in accounts receivable were $307,415 and $316,790, respectively.

Note 3.                                 Accounts Receivable

Accounts receivable consisted of the following at December 31, 2006 and 2005:

	2006	2005

Billed	$2,124,448	$1,115,630
Unbilled	604,328	361,322
Note receivable, current portion	23,994	—
	$2,752,770	$1,476,952

Note 4.                                 Note Receivable

Note receivable at December 31, 2006 consists of the following:

Note from former customer, monthly payments of $2,282, including 6% interest, matures August 1, 2009, collateralized by assets of the former customer and guaranteed by the stockholders of the former customer	$67,316

Current portion	23,994

Long-term portion	$43,322

Note 5.                                 Retirement Plan

The Company has established a “Simple” IRA plan for all of its eligible employees.  Eligibility in the plan is based on minimum compensation and length of service requirements.  The plan provides for matching contributions equivalent to the elective deferrals made by each employee not to exceed 3% of their salary. Matching contributions of $105,742 and $96,758 were made for the years ended December 31, 2006 and 2005, respectively.

Note 6.                                 Income Taxes

Income taxes for the years ended December 31, 2006 and 2005 consisted of the following:

	2006	2005

Current	$—	$—
Deferred	466,000	159,000
	$466,000	$159,000

The significant temporary differences giving rise to deferred income taxes are the differences in accounting for depreciation and the use of the cash method for income tax purposes.  At December 31, 2006, the Company has a state net operating loss carryforward of $62,893 that expires in 2023.

Since the Company’s average gross receipts for federal income tax purposes have exceeded certain levels, the Company will be required to switch from the cash method to the accrual method for income tax purposes for the year ended December 31, 2007.  As part of this switch, the Company will be required to report the deferral of $2,092,886 of income at December 31, 2006 over a three year period starting in 2007.  The Company has classified a third of the tax effect of this deferral as a current liability and the balance as a long-term liability, since only a third of the deferral will be recognized in 2007.

Prior to 2006, the Company recorded deferred income taxes at an expected income tax rate of approximately 28%, based on the Company’s historical actual current income tax rate.  In 2006, due to the switch in methods described above, the Company believes that its expected income tax rate in the future will be approximately 38%.  Due to the change in estimate, deferred income tax expense for 2006 includes approximately $126,000 for the additional 10% of income taxes on the Company’s deferred income at December 31, 2005.

Note 7.                                 Line of Credit

The Company had a $100,000 line of credit with Bank of America with interest payable at the bank’s prime rate plus 1%.  The note expired on August 2, 2006 and was collateralized by all business assets, and was guaranteed by the Company’s two major stockholders.  There was no balance on this line of credit as of December 31, 2006 and 2005.

Note 8.                                 Lease Commitments

The Company leases its operating facilities.  The current lease, which expires June 30, 2007, calls for monthly rental payments of $18,111, including sales tax and common area maintenance charges.

Operating expenses for the years ended December 31, 2006 and 2005, include $199,314 and $156,346, respectively, on this lease.

Future minimum rental payments at December 31, 2006 under this lease total $108,666, and are due in 2007.

Note 9.                                 Stock Options

On July 28, 2002, the Company’s Board of Directors approved a stock option plan.  The plan provides for the granting of incentive stock options and nonqualified stock options to purchase 60,000 shares of the Company’s common stock.  These options can be granted to the Company’s directors, employees and independent contractors.

Options become exercisable three years from the date of grant. Options expire ten years from date of grant, unless accelerated by termination of employment.

The Company granted 17,614 incentive options during 2002.  All options had an exercise price of $2.00.  During 2004, 3,071 incentive options expired due to termination of employment.  No options were granted during 2006 or 2005.

At December 31, 2006 there were 14,543 options outstanding with a weighted average remaining life of 5.6 years.

There were 14,543 options exercisable at December 31, 2006 and 2005.

Since no stock options were granted in 2006 and 2005, there was no compensation expense related to these stock options in 2006 and 2005.

There was no effect on the Company’s 2006 and 2005 financial statements due to the change in accounting for stock options.

Note 10.                           Stock Purchase Agreement

The Company has entered into an agreement with its stockholders that obligates the Company, upon the death or permanent disability of a stockholder, to purchase shares of common stock from the stockholder or stockholder’s estate.  The Company is obligated to purchase the stock at a value established by the stockholders on a yearly basis.  The Company may assign its rights to purchase the common stock to the remaining stockholders.

Note 11.                           Subsequent Event

On February 15, 2007, the Company entered into a lease with an entity owned by the two majority stockholders of the Company for the rental of a 10,900 square foot office facility.  The lease calls for initial monthly payments of $24,184, including sales tax.  The lease term is sixty months and the monthly lease payments increase each year based on the increase in the landlord’s annual operating expenses over the initial year.  The anticipated commencement date of the lease is November 1, 2007.